DAVIS NEW YORK VENTURE FUND, INC.
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION PURSUANT
TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
GENERAL CORPORATION LAW

Davis New York Venture Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

SECOND: Prior to the designation and reclassification of stock and the organization and reclassification of Class T shares, the corporation had a total of 3,500,000,000 shares, $.05 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock was $175,000,000.00, of which $153,750,000 was classified and $21,250,000 was unclassified.

Class of Shares	Authorized Number of Shares
Davis New York Venture Fund Class A shares	1,000,000,000
Davis New York Venture Fund Class B shares	500,000,000
Davis New York Venture Fund Class C shares	300,000,000
Davis New York Venture Fund Class Y shares	300,000,000
Davis New York Venture Fund Class R shares	125,000,000

Davis Research Fund Class A shares	250,000,000
Davis Research Fund Class B shares	125,000,000
Davis Research Fund Class C shares	62,500,000
Davis Research Fund Class Y shares	62,500,000

Davis Global Fund Class A shares	100,000,000
Davis Global Fund Class B shares	25,000,000
Davis Global Fund Class C shares	25,000,000
Davis Global Fund Class Y shares	25,000,000

Davis International Fund Class A shares	100,000,000
Davis International Fund Class B shares	25,000,000
Davis International Fund Class C shares	25,000,000
Davis International Fund Class Y shares	25,000,000

Total Classified shares	3,075,000,000

Total Unclassified shares	425,000,000

Total Authorized Shares	3,500,000,000

THIRD: The Articles of Incorporation are hereby supplemented by designating out of the 425,000,000 unclassified shares of common stock: (i) an additional 75,000,000 shares of Davis Global Fund Class Y common stock; (ii) leaving 350,000,000 unclassified shares of common stock.

FOURTH: The Articles of Incorporation are hereby also supplemented by designating out of the 350,000,000 unclassified shares of common stock: (i) an additional 100,000,000 shares of Davis New York Venture Fund Class T common stock, 50,000,000 shares of Global Fund Class T common stock and 25,000,000 shares of Davis International Fund Class T common stock; (ii) leaving 175,000,000 unclassified shares of common stock.

FIFTH: The Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class R Common Stock and Class T Common Stock of each Fund shall continue to represent an investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

(i)
Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

(ii)
The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of Directors from time to time prior to issuance of such stock;

(iii)
The Class B Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of seven (7) years after purchase or such earlier period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

(iv)
The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

(v)	The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

(vi)
The Class R Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

(vii)	The Class T Common Stock may be subject to a front-end sales load and a Rule 12b-1 distribution fee.

(viii)	Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

(ix)	Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.

SIXTH: Immediately following the, designation and reclassification of stock, the corporation had a total of 3,500,000,000 shares, $.05 par value per share, which shares shall be classified according to the following table. The aggregate par value of all of the common stock is $175,000,000.00, of which $166,250,000 is classified and $8,750,000 is unclassified.

Class of Shares	Authorized Number of Shares
Davis New York Venture Fund Class A shares	1,000,000,000
Davis New York Venture Fund Class B shares	500,000,000
Davis New York Venture Fund Class C shares	300,000,000
Davis New York Venture Fund Class Y shares	300,000,000
Davis New York Venture Fund Class R shares	125,000,000
Davis New York Venture Fund Class T shares	100,000,000

Davis Research Fund Class A shares	250,000,000
Davis Research Fund Class B shares	125,000,000
Davis Research Fund Class C shares	62,500,000
Davis Research Fund Class Y shares	62,500,000

Davis Global Fund Class A shares	100,000,000
Davis Global Fund Class B shares	25,000,000
Davis Global Fund Class C shares	25,000,000
Davis Global Fund Class Y shares	100,000,000
Davis Global Fund Class T shares	50,000,000

Davis International Fund Class A shares	100,000,000
Davis International Fund Class B shares	25,000,000
Davis International Fund Class C shares	25,000,000
Davis International Fund Class Y shares	25,000,000
Davis International Fund Class T shares	25,000,000

Total Classified shares	3,325,000,000

Total Unclassified shares	175,000,000

Total Authorized Shares	3,500,000,000

SEVENTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Articles FIFTH, Section (c) of the Articles of Incorporation of the Corporation.

EIGHTH: The Board of Directors duly adopted a resolution, in accordance with Section 2-105(c) of the Maryland General Corporation Law, increasing the number of shares of stock of certain classes that the Corporation has authority to issue, as reflected in these Articles Supplementary.

IN WITNESS WHEREOF, Davis New York Venture Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on March 28, 2017.

DAVIS NEW YORK VENTURE FUND, INC.

By: /s/ Douglas Haines
Douglas Haines, Vice President

ATTEST:

/s/ Ryan Charles
Ryan Charles, Secretary

THE UNDERSIGNED, the Vice President of DAVIS NEW YORK VENTURE FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED: March 28, 2017

  /s/ Douglas Haines
Douglas Haines, Vice President